United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11929	51-0357525
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware		19901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on April 24, 2019, Patrick J. Bagley and Timothy R. Horne were re-elected as directors by our stockholders. Directors whose terms of office continued after the meeting were Denis McGlynn, Jeffrey W. Rollins, R. Randall Rollins, and Henry B. Tippie.

Nominee	Votes For	Votes Withheld	Shares Not Voted
Election of Patrick J. Bagley	193,738,368	3,649,293	5,802,988
Election of Timothy R. Horne	194,059,584	3,328,077	5,802,988

Our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement for the 2019 annual meeting of stockholders, with 196,367,949 votes for, 1,011,187 votes against, 8,525 votes abstained and 5,802,988 shares not voted.

Our stockholders also approved the option of “Once Every Three Years” as the frequency with which stockholders are provided an advisory vote on executive compensation with 1,966,462 votes for “Once Every Year,” 7,828 votes for “Once Every Two Years,” 194,808,675 votes for “Once Every Three Years,” 604,696 votes abstained and 5,802,988 shares not voted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn President and Chief Executive Officer

Dated: April 24, 2019